Exhibit 99.2

FOR IMMEDIATE RELEASE

BAXTER ANNOUNCES CFO TRANSITION

Jay Saccaro to depart as CFO; Brian Stevens appointed interim CFO

DEERFIELD, Ill., MAY 9, 2023 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today announced the departure of executive vice president and chief financial officer (CFO) Jay Saccaro. Mr. Saccaro will leave Baxter at the end of May after 21 cumulative years with the company, including the past eight as CFO, to join a company in the healthcare industry.

Baxter has named Brian Stevens as acting CFO, effective May 31, 2023, while the company conducts its search to fill the role. Mr. Stevens joined Baxter in 2018 as senior vice president, chief accounting officer and controller, and will continue with these responsibilities in addition to serving as acting CFO. He joined Baxter from Groupon, where he most recently served as treasurer and chief accounting officer. Prior to Groupon, Mr. Stevens spent the majority of his career with KPMG, where he was most recently an audit partner.

“Jay has been an invaluable member of Baxter’s leadership team throughout his career,” said José (Joe) E. Almeida, chairman, president, and chief executive officer. “He’s been a true partner as CFO as we’ve worked to reposition and refocus our business. We thank Jay for all he has contributed and wish him the very best in his next role.”

“It has been a privilege to work at Baxter and help fulfill its mission,” said Saccaro. “I am confident that Brian’s significant leadership experience in finance and accounting roles and the deep understanding of our business he has built will position him well to take on the role of acting CFO after my departure.”

2023 Outlook

Baxter also today announced that, other than any financial impacts that result from the proposed divestiture of its BioPharma Solutions business (as announced on May 8, 2023), the company does not expect any changes to its financial guidance previously issued on April 27, 2023.

About Baxter

Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to the company’s business or financial results, including its 2023 financial outlook. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. Baxter’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the company’s financial outlook, business, results of operations and financial condition. Baxter undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Stacey Eisen, (224) 948-5353

media@baxter.com

Investor Contact

Clare Trachtman, (224) 948-3020

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